Exhibit 99 (a)

Saul Centers, Inc.
Schedule of Current Portfolio Properties
March 31, 2026

						Percentage Leased as of March 31,
Property	Location		Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	2026	2025	2024	2023	2022		Anchor / Significant Tenants
Shopping Centers
Ashbrook Marketplace	Ashburn, VA		85,819	2018 (2019)	13.7	100%	100%	100%	100%	100%		Lidl, Planet Fitness, Starbucks, Dunkin Donuts, Valvoline, Tous Le Jours, McAlisters Deli, Apple Federal Credit Union
Ashburn Village	Ashburn, VA		221,596	1994-2006	26.4	99%	97%	96%	95%	96%		Giant Food, Hallmark, McDonald's, Dunkin Donuts, Kinder Care, Blue Ridge Grill
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%		Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		359,671	1972 (1993/99/07)	32.3	100%	100%	99%	100%	100%		Lowe's Home Improvement Center, Giant Food, Home Goods, Outback Steakhouse, Marshalls, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Capital One Bank, Wendy's, First Watch
BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%		BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,365	2004	12.7	98%	99%	100%	100%	97%		Publix, Lift 365 Fitness, Anima Domus, Foxtail Coffee
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	4.9	100%	100%	100%	100%	96%		Panera Bread, Petco, JP Morgan Chase, Dollar Tree
Briggs Chaney MarketPlace	Silver Spring, MD		194,258	2004	18.2	98%	98%	98%	98%	95%		Global Food, Ross Dress For Less, Advance Auto Parts, McDonald's, Dunkin Donuts, Enterprise Rent-A-Car, Dollar Tree, Dollar General, Salon Plaza, Chipotle
Broadlands Village	Ashburn, VA		174,438	2003/2004/2006	24.0	100%	96%	100%	96%	92%		Aldi Grocery, The All American Steakhouse, Dollar Tree, Starbucks, Minnieland Day Care, LA Fitness, Chase Bank, X-Golf, Inova Go Health
Burtonsville Town Square	Burtonsville, MD	(4)	139,928	2017	26.3	100%	100%	100%	100%	100%		Giant Food, Petco, Starbucks, Greene Turtle, Capital One Bank, CVS Pharmacy, Roy Rogers, Mr. Tire, Taco Bell
Countryside Marketplace	Sterling, VA		137,804	2004	16.0	97%	94%	88%	91%	91%		Lotte Plaza Market, CVS Pharmacy, Starbucks, McDonald's, 7-Eleven, VA ABC, K-9 Luxury Pet Hotel
Cranberry Square	Westminster, MD		141,450	2011	18.9	100%	91%	100%	100%	97%		Giant Food, Giant Gas Station, Staples, Wendy's, Sola Salons, Ledo Pizza, Hallmark, Kidz Jungle World
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	89%	96%	96%	91%	94%		Publix, Orange Theory
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%		Chase Bank, Bank of America
French Market	Oklahoma City, OK		246,148	1974 (1984/98)	13.8	76%	75%	63%	79%	75%		Burlington Coat Factory, The Tile Shop, Lakeshore Learning Center, Dollar Tree, Verizon, Raising Cane's, Skechers, Hobby Lobby, Mathis Sleep Center
Germantown	Germantown, MD		18,982	1992	2.7	100%	100%	95%	100%	100%		CVS Pharmacy, Jiffy Lube
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	99%	100%	100%	99%	94%		Safeway, Panera Bread, Five Guys, Chipotle
Great Falls Center	Great Falls, VA		91,666	2008	11.0	93%	100%	100%	100%	98%		Safeway, CVS Pharmacy, Northwest Federal Credit Union, Starbucks, Subway
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	92%	100%	100%	100%	100%		Mega Mart, Starbucks, Chuck E. Cheese, Sardi's Chicken, Capital One Bank, Kool Smiles, Wells Fargo
Hunt Club Corners	Apopka, FL		106,886	2006	13.9	100%	100%	100%	98%	96%		Publix, Pet Supermarket, Boost Mobile
Jamestown Place	Altamonte Springs, FL		96,201	2005	10.9	100%	100%	98%	100%	100%		Carrabas Italian Grill, Orlando Health, Crunch Fitness, AT&T
Kentlands Square I	Gaithersburg, MD		119,694	2002	11.5	100%	100%	100%	100%	100%		Lowe's Home Improvement Center, Chipotle, Starbucks, Shake Shack
Kentlands Square II and Kentlands Pad	Gaithersburg, MD		253,322	2011	23.4	99%	94%	100%	95%	97%		Giant Food, At Home, Panera Bread, Hallmark, Chick-Fil-A, Coal Fire Pizza, Cava Mezza Grill, Truist Bank, Hand & Stone Massage, Crumbl Cookie, Quincy's Restaurant, Wonder
Kentlands Place	Gaithersburg, MD		40,697	2005	3.4	89%	100%	94%	74%	86%		Bonefish Grill, F45 Training, Dollar Tree
Lansdowne Town Center	Leesburg, VA		196,817	2006	23.3	99%	97%	94%	94%	88%		Harris Teeter, CVS Pharmacy, Panera Bread, Starbucks, Ford's Oyster House, Fusion Learning, Chick-Fil-A, Chase Bank
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	100%	97%	100%	100%	100%		CVS Pharmacy, Capital One Bank, Five Guys, Dollar Tree, Advanced Auto, United Buffet
Lumberton Plaza	Lumberton, NJ		162,718	1975 (1992/96)	23.3	69%	56%	67%	66%	66%		Aldi, Burger King, Big Rich Fitness, Enterprise Rent-A-Car, Five Below, Ollie's Bargain Outlet
Metro Pike Center	Rockville, MD		67,488	2010	4.6	74%	96%	96%	83%	85%		Dunkin Donuts, 7-Eleven, Palm Beach Tan, Mattress Warehouse, Dollar Tree
Shops at Monocacy	Frederick, MD		111,341	2004	13.0	100%	100%	98%	100%	98%		Giant Food, Panera Bread, Five Guys, California Tortilla, Firehouse Subs, Comcast, NTB, Wing Stop
Northrock	Warrenton, VA		100,032	2009	15.4	95%	94%	94%	96%	94%		Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Buffalo Wild Wings Go
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	100%	92%	96%	98%	98%		Safeway, Advance Auto Parts, Dollar Tree, McDonald's, Wendy's, Ledo's Pizza, M&T Bank
Olney	Olney, MD		53,765	1975 (1990)	3.7	93%	91%	95%	98%	93%		Walgreens, Olney Grille, Ledo's Pizza, Popeye's, Sardi's Fusion, Qdoba
Orchard Park	Dunwoody, GA		87,365	2007	10.5	97%	99%	96%	99%	100%		Kroger, Jett Ferry Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	100%	95%	98%	98%	97%		Publix, Toojay's Deli, The Tile Shop, Rockler Tools, Sola Salons
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	90%	86%	92%	95%	93%		Giant Food, Dominos, Wingstop
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	57%	57%	57%	57%	61%		Dr. Boyd's Pet Resort, Metropolitan Emergency Animal Clinic
1500/1580 Rockville Pike	Rockville, MD		64,781	2012/2014	10.2	100%	80%	100%	98%	100%		CVS Pharmacy
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	98%	97%	97%	96%	93%		Publix, Petco, Planet Fitness, Vision Works, Sanitas Medical Center
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	100%	100%	100%	100%	100%		Armand's Pizza, Candy Kitchen, Summer Salts, Fin's Alehouse, Vacasa
Seven Corners	Falls Church, VA		573,481	1973 (1994-7/07)	31.6	99%	100%	100%	98%	98%		The Home Depot, Giant Food, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, Off-Broadway Shoes, Starbucks, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory, Mattress Warehouse, J. P. Morgan Chase, Five Below, Raising Canes, Ebisu
Severna Park Marketplace	Severna Park, MD		254,011	2011	20.6	95%	96%	94%	95%	89%		Giant Food, Kohl's, Office Depot, Goodyear, Chipotle, McDonald's, Five Guys, Jersey Mike's, Bath & Body Works, Wells Fargo, MOD Pizza, Petco, AT&T, Chase Bank
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	100%	100%	100%	100%	98%		99 Ranch
Smallwood Village Center	Waldorf, MD		173,341	2006	25.1	85%	84%	92%	91%	80%		Safeway, Family Dollar, Won's Beauty Outlet
Southdale	Glen Burnie, MD		491,628	1972 (1986)	39.8	99%	99%	99%	100%	95%		The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Athletic Warehouse, Starbucks, Office Depot, The Tile Shop, Mercy Health Care, Massage Envy, Potbelly, Capital One Bank, Chipotle, Banfield Pet Hospital, Glory Days Grill, Bank of America, Grocery Outlet, Longhorn Steakhouse
Southside Plaza	Richmond, VA		371,761	1972	32.8	97%	98%	96%	95%	98%		Super Fresh, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles, Crafty Crab, Roses
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	92%	75%	94%	94%	94%		Emory Clinic, Roses, Deal $, Humana Oak Street Health, Auto Zone
Thruway	Winston-Salem, NC		368,688	1972 (1997)	31.5	97%	95%	96%	91%	87%		Harris Teeter, Trader Joe's, Talbots, Hanes Brands, Jos. A. Bank, Chico's, Loft, FedEx Office, New Balance, Aveda Salon, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma, J. Crew, Chop't, Lululemon, Orange Theory, Athleta, Sephora, O2 Fitness, Hallmark, Sleep Number, The Good Feet Store, Hand & Stone Massage, Golf Galaxy, Warby Parker, Lovesac, Kendra Scott
Village Center	Centreville, VA		145,651	1990	17.2	95%	94%	94%	90%	87%		Giant Food, Starbucks, Pet Supplies Plus, Bikram Yoga, Truist Bank, Vitality Fitness
Westview Village	Frederick, MD		103,186	2009	11.6	100%	100%	100%	99%	93%		Silver Diner, Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus, Krispy Kreme, Wendy's, State Employees Credit Union (SECU), GNC, Moby Dick's House of Kabobs, Wingstop
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	98%	99%	100%	100%	100%		Giant Food, Sears, Sarku Japan, Beauty 4 U
	Total Shopping Centers	(1)	7,814,783		766.6	95.9%	94.9%	95.6%	95.2%	93.8%

Mixed-Use Properties (3)
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	99%	94%	97%	96%	90%		General Services Administration, Gene Dx, Inc., American Type Culture Collection, Inc.
Clarendon Center-North Block	Arlington, VA	(4)	108,386	2010	0.6	96%	93%	89%	86%	85%		Airlines Reporting Corporation, AT&T Mobility, Chipotle
Clarendon Center-South Block	Arlington, VA	(4)	104,894	2010	1.3	66%	53%	53%	71%	88%		Trader Joe's, Circa, Burke & Herbert Bank, South Block Blends, Leadership Institute, Massage Envy
Clarendon Center Residential-South Block (244 units)	Arlington, VA	(4)	188,671	2010		99%	99%	99%	99%	96%
Park Van Ness- Residential (271 units)	Washington, DC	(4)	214,600	2016	1.4	97%	99%	99%	97%	97%
Park Van Ness-Retail	Washington, DC	(4)	8,847	2016		94%	76%	76%	32%	100%		Sfoglina Pasta House, Malabar
601 Pennsylvania Ave.	Washington, DC		227,651	1973 (1986)	1.0	87%	91%	82%	79%	78%		National Gallery of Art, American Assn. of Health Plans, Southern Company, Regus, Capital Grille
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	78%	83%	87%	75%	71%		Academy of Managed Care Pharmacy, Cooper Carry, International Information Systems Security Certification Consortium, Trader Joe's, FedEx Office, Talbots
The Waycroft-Residential (491 units)	Arlington, VA	(4)	404,709	2020	2.8	97%	100%	98%	98%	97%
The Waycroft-Retail	Arlington, VA	(4)	60,048	2020		100%	100%	100%	100%	100%		Target, Enterprise Rent-A-Car, Silver Diner, Salon Lofts
The Milton at Twinbrook Quarter (452 units)	Rockville, MD	(5)	365,226	2024	2.8	98%	71%	N/A	N/A	N/A
Twinbrook Quarter Phase 1-Retail	Rockville, MD		105,924	2024		96%	92%	N/A	N/A	N/A		Wegmans, Terra Gaucha
Hampden House - Residential (366 units)	Bethesda, MD	(5)	312,154	2025	0.6	41%	N/A	N/A	N/A	N/A
Hampden House - Retail	Bethesda, MD		10,051	2025		85%	N/A	N/A	N/A	N/A		Visual Comfort & Co.
	Total Mixed-Use Properties	(1)	2,738,220		49.6	89.4%	87.9%	87.1%	84.6%	83.4%	(2)
	Total Portfolio	(1)	10,553,003		816.2	95.0%	93.9%	94.5%	93.9%	92.5%	(2)

Property	Location	Year Acquired or Developed (Renovated)	Land Area (Acres)	Development Activity
Land and Development Properties
Twinbrook Quarter - Future Phases	Rockville, MD	2021	6.3	A development timetable has yet to be finalized.
Ashland Square Phase II	Manassas, VA	2004	17.3
The Company has entered into a lease with Publix for a new grocery store and has executed leases for two additional pad sites. When complete, Ashland Square is expected to ultimately comprise approximately 124,000 square feet of retail space including the 50,325 square foot Publix, the three existing pad sites, four additional pad sites and approximately 30,000 square feet of small shop space. The development timetable is currently being finalized.

New Market	New Market, MD	2005	35.5	Parcel will accommodate retail development in excess of 120,000 square feet near I-70, east of Frederick, Maryland. A development timetable has yet to be finalized.
	Total Development Properties		59.1

(1)
Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Prior year leased percentages, including Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.

(2)	Total percentage leased is for commercial space only.
(3)	For the purposes of the property count listed elsewhere in this document, residential and commercial are combined. The residential units at Clarendon South, Park Van Ness, The Waycroft and Twinbrook Quarter Phase 1 are all part of the same building as the commercial tenants at those locations.
(4)	Property is LEED certified.
(5)	Property has received a gold certification under the National Green Building Standard.